As filed with the Securities and Exchange Commission on July 22, 1998
                                              Registration No. 333-_________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                 MEDTRONIC, INC.
             (Exact name of registrant as specified in its charter)

           Minnesota                                         41-0793183
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                            7000 Central Avenue N.E.
                          Minneapolis, Minnesota 55432
                                 (612) 514-4000

               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                           ---------------------------

        Carol E. Malkinson, Senior Legal Counsel and Assistant Secretary
                                 Medtronic, Inc.
                            7000 Central Avenue N.E.
                          Minneapolis, Minnesota 55432
                                 (612) 514-4000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

           David C. Grorud, Esq.                         David B. Harms, Esq.
           Melodie R. Rose, Esq.                        John Evangelakos, Esq.
          Fredrikson & Byron, P.A.                       Sullivan & Cromwell
    900 Second Avenue South, Suite 1100                   125 Broad Street
        Minneapolis, Minnesota 55402                   New York, New York 10004
             (612) 347-7000                                 (212) 558-4000
                           ---------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [x]



                         CALCULATION OF REGISTRATION FEE
============================================== ==================== =================== ==================== =================
              Title of each class                                     Proposed maximum     Proposed maximum
              of securities to be                   Amount to be       offering price     aggregate offering      Amount of
                   registered                        registered         per share (1)          price (1)      registration fee
============================================== ==================== =================== ==================== =================

  Common Stock ($.10 per share par value)(2)     12,500,000 shares    $ 65.34375          $ 816,796,875       $ 240,955.08
============================================== ==================== =================== ==================== =================


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sale prices for such stock as reported by the New York Stock Exchange on July 20, 1998, which date was within five business days of the date of this filing.
(2) Each share of Medtronic Common Stock includes a preferred share purchase right pursuant to Medtronic's Shareholder Rights Plan.
                           ---------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effectiveness until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 22, 1998



                                12,500,000 Shares



                                [Medtronic Logo]


                                  Common Stock


     Medtronic, Inc. (together with its subsidiaries, "Medtronic" or the "Company") may from time to time offer up to 12,500,000 shares of common stock, par value $0.10 per share (the "Common Stock"), in the aggregate, in amounts, at prices and on terms to be determined at the time or times of offering. The amount, prices and certain other terms for each such offering will be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

     The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "MDT." Any Common Stock offered pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. This Prospectus may not be used to consummate any sale of securities unless accompanied by a Prospectus Supplement.

     The Company may sell the Common Stock through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale. If any underwriters, dealers or agents are involved in the sale of any of the Common Stock, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be reflected, to the extent required, in the applicable Prospectus Supplement. See "Plan of Distribution."

                         ------------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.



                       ---------------------------------




                       ----------------------------------


                The date of this Prospectus is          , 1998

                              AVAILABLE INFORMATION

     This Prospectus constitutes part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy or information statements and other information with the Commission. Such reports, proxy or information statements and other information, as well as the Registration Statement of which this Prospectus is a part and the exhibits and schedules thereto, may be inspected by anyone without charge at the principal office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or at one of the Commission's regional offices: 500 West Madison, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York, 10048. Copies of all or any part of such material are available for inspection at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and may be obtained upon payment of the prescribed fees from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. The public may obtain information on the operation of the Commission's Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a World Wide Website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1998;
         (2) The Company's Current Reports on Form 8-K filed July 8, 1998 and July 16, 1998;
         (3) The description of Medtronic's Common Stock contained in Medtronic's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act; and
         (4) The description of Medtronic's preferred share purchase rights attached to its Common Stock contained in Medtronic's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act.

     In addition, all subsequent documents filed with the Commission by Medtronic pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus or any Prospectus Supplement and to be a part hereof or thereof from the date of filing such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus and any such Prospectus Supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any such Prospectus Supplement. The Company will provide without charge to each person to whom this Prospectus or any Prospectus Supplement is delivered, upon a written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus or any such Prospectus Supplement (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Investor Relations Department, M.S. 206, 7000 Central Avenue N.E., Minneapolis, Minnesota 55432, Telephone: (612) 514-3035.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     Certain statements contained in this Prospectus (including information included or incorporated by reference herein) and other written and oral statements made from time to time by Medtronic do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project," "will," "forecast" and similar words or expressions. Medtronic's forward-looking statements generally relate to its growth strategies, financial results, product development and regulatory approval programs, and sales efforts. One must carefully consider forward-looking statements and understand that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. It is not possible to foresee or identify all factors affecting the Company's forward-looking statements and investors therefore should not consider any list of factors affecting the Company's forward-looking statements to be an exhaustive statement of all risks, uncertainties or potentially inaccurate assumptions. Medtronic undertakes no obligation to update any forward-looking statement.

     Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from Medtronic's forward-looking statements, such factors include, among others, (i) trends toward managed care, healthcare cost containment and other changes in government and private sector initiatives, in the U.S. and other countries in which Medtronic does business, that are placing increased emphasis on the delivery of more cost-effective medical therapies; (ii) the trend of consolidation in the medical device industry as well as among customers of medical device manufacturers, resulting in more significant, complex and long-term contracts than in the past and potentially greater pricing pressures; (iii) the difficulties and uncertainties associated with the lengthy and costly new product development and regulatory approval processes, which may result in lost market opportunities or preclude product commercialization; (iv) efficacy or safety concerns with respect to marketed products, whether scientifically justified or not, that may lead to product recalls, withdrawals or declining sales; (v) changes in governmental laws, regulations and accounting standards and the enforcement thereof that may be adverse to Medtronic; (vi) increased public interest in recent years in product liability claims for implanted medical devices, including pacemakers and leads; (vii) other legal factors including environmental concerns and patent disputes with competitors; (viii) agency or government actions or investigations affecting the industry in general or Medtronic in particular; (ix) the development of new products or technologies by competitors, technological obsolescence and other changes in competitive factors; (x) risks associated with maintaining and expanding international operations; (xi) business acquisitions, dispositions, discontinuations or restructurings by Medtronic; (xii) the integration of businesses acquired by Medtronic; and (xiii) economic factors over which Medtronic has no control, including changes in inflation, foreign currency rates and interest rates. Medtronic notes these factors as permitted by the Private Securities Litigation Reform Act of 1995.

                                   THE COMPANY

     Medtronic is the world's leading medical technology company specializing in implantable and interventional therapies. Its primary products include those for bradycardia pacing, tachyarrhythmia management, atrial fibrillation management, heart failure management, coronary and peripheral vascular disease, heart valve replacement, extracorporeal cardiac support, minimally invasive cardiac surgery, malignant and non-malignant pain, movement disorders, neurosurgery and neurodegenerative disorders. The Company serves customers and patients in more than 120 countries.

     Medtronic, Inc. is a Minnesota corporation and was incorporated in 1957. The Company's executive offices are located at 7000 Central Avenue N.E., Minneapolis, Minnesota 55432, and its telephone number is (612) 514-4000.


                               RECENT TRANSACTIONS

     As discussed below, Medtronic has entered into agreements to acquire Physio-Control International Corporation ("Physio-Control") and AVECOR Cardiovascular Inc. ("AVECOR"). It is expected that each of these acquisitions will be completed in the third or fourth quarter of the 1998 calendar year.

To be eligible to use the pooling of interests accounting method to account for future acquisitions, including the pending Physio-Control acquisition, Medtronic will sell in one or more transactions a number of shares equal to that number of shares which are tainted for purposes of pooling of interests accounting and were purchased by Medtronic in the open market pursuant to its share repurchase program. The Company intends to account for the pending Physio-Control acquisition as a pooling of interests. The pending acquisition of AVECOR is intended to be accounted for using the purchase accounting method. The offering of shares of Common Stock contemplated by this Prospectus is not subject to the completion of the pending acquisitions and is expected to be completed prior to their respective closings. There can be no assurance that either or both of these pending acquisitions will be completed successfully.

Physio-Control

     On June 29, 1998, Medtronic announced that it had entered into an agreement to acquire Physio-Control, a company that designs, manufactures, markets and services an integrated line of noninvasive emergency cardiac defibrillator and vital sign assessment devices, disposable electrodes and data management software. Physio-Control's products are used in both out-of-hospital and hospital settings for the detection and treatment of life-threatening events including trauma, heart attack and the acute heart rhythm disturbances of ventricular fibrillation, tachycardia and bradycardia.

     Pursuant to the acquisition agreement, upon the fulfillment or waiver of certain conditions, a wholly owned subsidiary of Medtronic created for the
Physio-Control acquisition will merge with and into Physio-Control. Physio-Control will then become a wholly owned subsidiary of Medtronic in a stock-for-stock merger that is expected to be tax-free and accounted for as a pooling of interests. In the Physio-Control merger, each outstanding share of stock of Physio-Control will be exchanged for the right to receive the portion of a share of Medtronic Common Stock equal to $27.50 divided by the average of the daily closing sale prices of a share of Medtronic Common Stock as reported on the NYSE Composite Tape, as reported in The Wall Street Journal, for the 19 consecutive NYSE trading days ending on and including the first NYSE trading day immediately preceding the effective time of the merger. Physio-Control has approximately 21 million shares outstanding on a fully diluted basis. Medtronic intends to account for the Physio-Control merger as a pooling of interests for accounting and financial reporting purposes under generally accepted accounting principles. Under the pooling of interests method, the recorded assets and liabilities of the companies are carried forward to the combined corporation at their recorded amounts and the income (loss) of the companies constitutes the income (loss) of the combined corporation for the entire fiscal period in which the combination occurs as well as for prior fiscal periods. If the Physio-Control merger fails to qualify for pooling of interests for any reason not within Medtronic's control, Medtronic will have the right to determine, in its sole discretion, whether to proceed with the transaction. If the transaction were accounted for using the purchase method of accounting, such accounting method would not materially affect cash flow or the results of operations on a continuing basis based on current and anticipated profitability levels. However, the transaction could result in a one-time purchased in-process research and development charge, which could be significant.

AVECOR

     On July 13, 1998, Medtronic announced that it had entered into an agreement to acquire AVECOR, a company that develops, manufactures and markets specialty medical devices for heart/lung bypass surgery and long-term respiratory support. Pursuant to the acquisition agreement, upon the fulfillment or waiver of certain conditions, a wholly owned subsidiary of Medtronic created for the AVECOR acquisition will merge with and into AVECOR. AVECOR will then become a wholly owned subsidiary of Medtronic in a stock-for-stock merger that is expected to be tax-free and accounted for using the purchase accounting method. In the AVECOR merger, which is valued at approximately $91 million, each outstanding share of stock of AVECOR will be exchanged for the right to receive the portion of a share of Medtronic Common Stock equal to $11.125 divided by the average of the daily closing sale prices of a share of Medtronic Common Stock as reported on the NYSE Composite Tape, as reported in The Wall Street Journal, for the 18 consecutive NYSE trading days ending on and including the second NYSE trading day immediately preceding the effective time of the merger.

                                 USE OF PROCEEDS

     Medtronic expects to use the net proceeds from the sale of Common Stock offered hereby as working capital for general corporate purposes, including, but not limited to, acquisitions and other uses historically made by the Company. Management of the Company will have broad discretion with respect to the application of the net proceeds from the offering of shares of Common Stock contemplated by this Prospectus. Pending use of the net proceeds, Medtronic anticipates investing such proceeds in short-term, interest-bearing, investment-grade marketable securities.

                              PLAN OF DISTRIBUTION

     The Company may sell the Common Stock through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale. Any such underwriter, dealer or agent involved in the offer and sale of the Common Stock will be named in the applicable Prospectus Supplement to the extent required.

     The distribution of the Common Stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected on the NYSE or otherwise and may involve crosses or block transactions.

     In connection with the sale of the Common Stock, underwriters, dealers and agents may receive compensation from the Company or from purchasers of the Common Stock, for whom they may act as agents, in the form of discounts, concessions or commissions. In addition, if underwriters sell the Common Stock to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Underwriters, dealers and agents that participate in the distribution of the Common Stock may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Company and any profit on the sale of the Common Stock they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Common Stock is listed on the NYSE. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. It is possible that one or more underwriters may make a market in such Common Stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for any Common Stock.

     Under agreements into which the Company may enter, underwriters, dealers and agents who participate in the distribution of the Common Stock may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     In connection with any offering of Common Stock, the underwriters, dealers or agents may purchase and sell the Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with such offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Common Stock, and syndicate short positions involve the sale by such underwriters, dealers or agents of a greater number of shares of Common Stock than they are required to purchase from the Company in such offering. Such underwriters, dealers or agents also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Common Stock sold in such offering for their account may be reclaimed by the syndicate if such Common Stock is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock, which may be higher than the price that might otherwise prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

                               VALIDITY OF SHARES

     The validity of the Common Stock offered hereby will be passed upon for the Company by Fredrikson & Byron, P.A. Members of such firm own, in the aggregate, approximately 86,000 shares of Medtronic Common Stock.


                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Medtronic, Inc. for the year ended April 30, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein or therein, and any information or representations not contained herein or therein may not be relied upon as having been authorized by the Company or by any agent, dealer or underwriter. This Prospectus and any accompanying Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy the Common Stock in any circumstances in which such offer or solicitation is unlawful. The delivery of this Prospectus or any Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to the date of such information.

                         ------------------------------


                TABLE OF CONTENTS


                                                 Page

Available Information............................. 3
Incorporation of Certain Documents
   by Reference................................... 3
Cautionary Statement Concerning
   Forward-Looking Information.................... 4
The Company....................................... 5
Recent Transactions............................... 5
Use of Proceeds................................... 6
Plan of Distribution.............................. 7
Validity of Shares................................ 8
Experts........................................... 8


                  12,500,000 Shares

                  [Medtronic Logo]

                   Common Stock

                ---------------------

                     PROSPECTUS
                ---------------------




                              , 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following expenses will be paid by the Company in connection with the distribution of the securities registered hereby and do not include underwriting compensation, if any, to be paid by the Company. All of such expenses, except for the SEC registration fee, are estimated.

    SEC Registration Fee..........................................    $240,955
    NYSE Listing Fee..............................................      23,750
    Legal Fees....................................................     125,000
    Accountants' Fees.............................................      75,000
    Printing Expenses.............................................      40,000
    Miscellaneous ................................................      25,295
         Total ...................................................    $530,000
                                                                       =======

Item 15.  Indemnification of Directors and Officers.

     Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and statutory procedure has been followed in the case of any conflict of interest by director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's official capacity as a director, officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of acts or omissions occurring in the person's official capacity as a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain circumstances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

     The Company's Bylaws provide for indemnification to the full extent permitted by the laws of the state of Minnesota, pursuant to Minnesota Statutes
Section 302A.521, as now enacted or hereafter amended, against and with respect to threatened, pending or completed actions, suits or proceedings arising from, or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of the Company or any subsidiary of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of the Company if such acts or omissions occurred or were or are alleged to have occurred, while said party was a director or officer of the Company. Generally, under Minnesota law, indemnification will only be available where an officer or director can establish that he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company. As permitted by Section 302A.521 of the Minnesota Statutes, Medtronic's Restated Articles of Incorporation provide that a director shall have no personal liability to Medtronic or its shareholders for breach of his or her fiduciary duty as a director, to the fullest extent permitted by law.

     In addition to providing indemnification as outlined above, Medtronic also purchases individual insurance coverage for its directors and officers. Subject to the stated conditions, the policy insures the directors and officers of Medtronic against liability arising out of actions taken in their official capacities. To the extent that such actions cannot be indemnified by the Company, the policy provides individual liability insurance protection to the officers and directors of the Company.


Item 16. Exhibits and Financial Statements Schedules.

Exhibit    Description

4.1        Medtronic Restated Articles of Incorporation, as amended to date (a)
4.2        Medtronic Bylaws, as amended to date (b)
4.3 Form of Rights Agreement dated as of June 27, 1991 between Medtronic and Norwest Bank Minnesota, National Association, including as Exhibit A the form of Preferred Stock Purchase Right certificate (c)
5.1        Opinion and Consent of Fredrikson & Byron, P.A.
23.1       Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2       Consent of PricewaterhouseCoopers LLP
24         Power of Attorney of certain officers and directors

----------------------
(a) Incorporated herein by reference to Exhibit 3.1 in Medtronic's Quarterly Report on Form 10-Q for the quarter ended July 28, 1995, filed with the Commission on September 8, 1995.
(b) Incorporated herein by reference to Exhibit 3.2 in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1996, filed with the Commission on July 24, 1996.
(c) Incorporated herein by reference to Exhibit 4 in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1997, filed with the Commission on July 23, 1997.


Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference:

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

         (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof: and

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 22, 1998.


                      MEDTRONIC, INC.


                      By /s/ William W. George
                         William W. George, Chairman and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                Title                                       Date


/s/ William W. George     Chairman, Chief Executive Officer        July 22, 1998
William W. George         and Director (principal
                          executive officer)

/s/ Robert L. Ryan        Senior Vice President and                July 22, 1998
Robert L. Ryan            Chief Financial Officer (principal
                          financial and accounting officer)


       *                  Vice Chairman and Director )
Glen D. Nelson, M.D.                                 )
                                                     )
                                                     )
       *                  Director                   )
 William R. Brody,                                   )
  M.D., Ph.D.                                        )
                                                     )
                                                     )
       *                  Director                   )
 Paul W. Chellgren                                   )
                                                     )
                                                     )
       *                  Director                   )
 Arthur D. Collins, Jr.                              )
                                                     )
                                                     )
       *                  Director                   )
 Antonio M. Gotto, Jr.,                              )
  M.D.                                               )
                                                     )
                                                     )
       *                  Director                   )
 Bernadine P. Healy, M.D.                            ) By: /s/William W. George
                                                     )     William W. George,
                                                     )      Attorney-in-fact
                                                     )
       *                  Director                   ) Dated:  July 22, 1998
 Thomas E. Holloran                                  )
                                                     )
                                                     )
       *                  Director                   )
 Richard L. Schall                                   )
                                                     )
                                                     )
       *                  Director                   )
 Jack W. Schuler                                     )
                                                     )
                                                     )
       *                  Director                   )
 Gerald W. Simonson                                  )
                                                     )
                                                     )
       *                  Director                   )
 Gordon M. Sprenger                                  )
                                                     )
                                                     )
       *                  Director                   )
 Richard A. Swalin, Ph.D.                            )
                                                     )

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 MEDTRONIC, INC.

                EXHIBIT INDEX TO FORM S-3 REGISTRATION STATEMENT


Exhibit    Description

4.1        Medtronic Restated Articles of Incorporation, as amended to date (a)
4.2        Medtronic Bylaws, as amended to date (b)
4.3 Form of Rights Agreement dated as of June 27, 1991 between Medtronic and Norwest Bank Minnesota, National Association, including as Exhibit A the form of Preferred Stock Purchase Right certificate (c)
5.1        Opinion and Consent of Fredrikson & Byron, P.A.
23.1       Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2       Consent of PricewaterhouseCoopers LLP
24         Power of Attorney of certain officers and directors


(a) Incorporated herein by reference to Exhibit 3.1 in Medtronic's Quarterly Report on Form 10-Q for the quarter ended July 28, 1995, filed with the Commission on September 8, 1995.
(b) Incorporated herein by reference to Exhibit 3.2 in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1996, filed with the Commission on July 24, 1996.
(c) Incorporated herein by reference to Exhibit 4 in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1997, filed with the Commission on July 23, 1997.